SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 13

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                          $ 2,713
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                            $ 591
       Class C                                            $ 657
       Class R                                            $ 173
       Institutional Class                                 $ 86

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                           0.4018
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                           0.3234
       Class C                                           0.3234
       Class R                                           0.3757
       Institutional Class                               0.4274

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                        7,088,916
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                            1,888
       Class C                                            2,131
       Class R                                              459
       Institutional Class                                    1

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $10.55
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $10.48
       Class C                                           $10.48
       Class R                                           $10.52
       Institutional Class                               $10.48